As filed with the Securities and Exchange Commission on August 21, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YI YUE DIGITAL TECHNOLOGY GROUP CORPORATION
(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

British Virgin Islands	7310	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

RM 2405, Sanhang Technoloy Building,
Northwestern Polytechnical University, 45 High-Tech South Road,
Nanshan District, Shenzhen, China
TeL: +(86) 13760195413

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies of all communications, including communications sent to agent for service, should be sent to

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion) Dated August 21, 2024

YI YUE DIGITAL TECHNOLOGY GROUP CORPORATION

                        Ordinary Shares

We are offering              ordinary shares, par value $0.0001 per share (“Ordinary Shares”). This is the initial public offering of ordinary shares of YI YUE DIGITAL TECHNOLOGY GROUP CORPORATION (the “Company”). The offering price of our ordinary shares in this offering is expected to be $ and $ per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “YYDT”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” for additional information.

We are a holding company incorporated in the BVI as a holding company. The Ordinary Shares offered in this prospectus are shares of the BVI holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors — Risks Relating to Our Corporate Structure.”

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Here are legal and operational risks associated with being based in and having the majority of our operations in China. The conduct of our business in the PRC shall comply with the laws and regulations of the PRC (“PRC Laws”) and shall be governed by the relevant PRC authorities which were authorized by the PRC Laws to supervise our daily operations. The PRC government’s exercise of oversight over the conduct of our business may influence our operations at any time. If we are deemed not to comply with the PRC Laws, we may be subject to fines and other administrative penalties from the relevant PRC authorities. The application of and our violation of such laws and regulations (if any) and the punishment imposed by the relevant PRC authorities for such violation could result in a material change in our operations and/or the value of the securities we are registering for sale; could cause significant negative effect on our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure, and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or any punishment imposed by the PRC government for our violation of such regulations or policies could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

The Anti-Monopoly Law of the PRC (the “Anti-Monopoly Law”), which was promulgated by the Standing Committee of the National People’s Congress on August 30, 2007 and became effective on August 1, 2008 and whose amendments made on June 24, 2022 and became effective on August 1, 2022, provides additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Companies undertaking acquisitions relating to businesses in China must declare to the State Council’s anti-monopoly law enforcement authority, in advance of any transaction reaching the threshold of declaration prescribed in the Anti-Monopoly Law. We do not believe that we or the PRC subsidiaries are directly subject to these regulatory actions or statements, as neither we nor the PRC subsidiaries have implemented any monopolistic behaviour.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On November 14, 2021, Cyberspace Administration of China (“CAC”) published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, and on December 28, 2021, Cybersecurity Review Measures published by CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration for Market Regulation, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus outside the United States.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

●	references to “Common Shares” or “our shares” refer to common shares of YI YUE DIGITAL TECHNOLOGY GROUP CORPORATION;

●	references to the “Company,” “we,” “us,” “our” and “YYDT” refer to YI YUE DIGITAL TECHNOLOGY GROUP CORPORATION;

●	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

●	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

Impact of COVID-19

By the end of 2022, the control measures for epidemic prevention gradually liberalized. We expect the continuous optimization of epidemic prevention policy to stimulate the content marketing industry and have a positive impact on our business. However, any resurgence of the COVID-19 pandemic could negatively affect the content marketing business. The extent of any future impact of the COVID-19 pandemic on our business is still highly uncertain and cannot be predicted as of the date of this prospectus. Any potential impact to our operating results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by competent authorities to contain the spread of the COVID-19 pandemic, almost all of which are beyond our control.

See “Risk Factors — Risks Related to Our Business and Industry — Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations.” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Impact of COVID-19 On Our Operations.”

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on June 30 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Brands and Trademarks

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;

●	our ability to develop and market new products;

●	the continued market acceptance of our products;

●	exposure to product liability claims and actions;

●	risks associated with product recalls;

●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

●	our ability to manage operations-related risk;

●	our expectations and management of future growth;

●	our expectations concerning relationships with third parties;

●	the impact of COVID-19 on the Company;

●	our ability to maintain, protect and enhance our intellectual property;

●	our ability to successfully acquire and integrate companies and assets;

●	the increased expenses associated with being a public company;

●	exposure to product liability and defect claims;

●	protection of our intellectual property rights;

●	damage to our reputation due to negative publicity;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain all necessary government support;

●	certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	risks associated with expansion into new jurisdictions;

●	managing our growth effectively;

●	fluctuations in operating results;

●	emerging market risks;

●	global economy risks;

●	our ability to maintain and enhance our market position;

●	our ability to obtain and maintain adequate insurance coverage;

●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

●	dependence on our senior management and key employees;

●	our ability to maintain the listing of our securities on Nasdaq;

●	our ability to continue to develop new technologies and/or upgrade our existing technologies; and

●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in British that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Overview of Our Company

Shenzhen Yi Yue Digital Technology Co., Ltd is a Software as a Service (SaaS) digital technology provider focusing on the specific field of beauty industry. The Company is founded in September 2021, headquartered in the city of Shenzhen, and it has 8 branches in mainland China with the number of employees is more than 200. We are located in RM 2405, Sanhang Technoloy Building, Northwestern Polytechnical University, 45 High-Tech South Road, Nanshan District, Shenzhen, China. The Company is committed to supporting beauty industry and health institutions to build scientific and efficient management through SaaS plus supply chain service. The Company helps SaaS users maintain sustainable profitable operation, by relying on AI and big data technology. The service provided by the Company can help connect suppliers and customers work together, forming a closed loop of Online to Offline (O2O) e-commerce transactions and services. The Company is building up a new ecology of beauty industry and committing to become a SaaS leader of Chinese beauty industry.

Corporate Vision

Let the craftsman become a respected freelancer.

Corporate Value

The value of the Company includes Integrity, Customer-oriented, Flexibility, and Teamwork.

Corporate Slogan

Meet the most authentic version of yourself.

Corporate Mission

The Company is committed to become China’s first-class SaaS service provider in beauty industry.

Our Corporate Information

Yi Yue Digital Technology Group Corporation was incorporated in BVI on April 2, 2024 for the purpose of holding the China’s business of Shenzhen Yi Yue Digital Technology Co., Ltd. Our principal executive offices are located at RM 2405, Sanhang Technoloy Building, Northwestern Polytechnical University, 45 High-Tech South Road, Nanshan District, Shenzhen, Guangdong Province, China

The management team has the following core members to ensure that the company operates in compliance with the law and regulations, while also ensuring the development of the business.

Renzhuo FENG appointed as CEO and the Chairman of the Board.

Qing WANG appointed as CFO and Director.

Xing LI appointed as COO.

Jiangguang DUAN appointed as Independent Director.

Yong LI appointed as Independent Director.

THE OFFERING

Issuer	YI YUE DIGITAL TECHNOLOGY GROUP CORPORATION

Securities Being Offered	Ordinary Shares, par value US$ 5 per share

Offering Price	We expect that the initial public offering price will be US$ per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Over-allotment option:

Voting Rights:	Each Ordinary Share is entitled to one vote.

Use of Proceeds:

●   [    ]% for the development or purchase of intelligent specialized software designed to enhance operational service efficiency and enable business optimization.

●   [    ]% for the complement the Company’s existing sales channels and market expansion.

●   [    ]% for product management and product branding

Proposed Nasdaq Trading Symbol and Listing:	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “YYDT” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up:	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors:	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent:	V-Stock

RISK FACTORS

Risks Related to Our Business and Industry

Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow our revenues in future periods. Our growth rates may decline for any number of possible reasons, and some of them are beyond our control, including decreasing customer demand, increasing competition, declining growth of the marketing industry in general, emergence of alternative business models, or changes in government policies or general economic conditions. We will continue to expand our sales network and product offerings to bring greater convenience to our customers and to increase our customer base and number of transactions. However, the execution of our expansion plan is subject to uncertainty and the total number of items sold and number of transacting customers may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our common stock could decline.

We operate in the competitive content marketing industry, which may make it difficult for investors to evaluate our future prospects, and we cannot assure you that our current or future strategies will be successfully implemented or will generate sustainable profit.

We primarily operate in China’s content marketing services industry providing content marketing for customers. The marketing services industry is rapidly evolving, business models continue to evolve, and the industry may not develop as we anticipate. The regulatory framework in China governing the marketing services industry is also developing. As our business develops and in response to the evolving customer needs and market competition, we need to continuously introduce new products and services, improve our existing products and services, or adjust and optimize our business model. In response to new regulatory requirements or industry standards, or in connection with the introduction of new products, we may need to impose more rigorous risk management systems and policies, which may negatively affect the growth of our business. Any significant change to our business model may not achieve expected results and may materially and adversely affect our financial condition and results of operations. It is therefore difficult to accurately predict our future prospects.

You should consider our business and prospects in light of the risks and challenges that we encounter or may encounter as an entrant in the newly emerging and rapidly evolving market in which we operate and our limited operating history. These risks and challenges include our ability to, among other things:

●	build a well-recognized and respected brand;

●	establish and expand our customer base;

●	maintain and enhance our relationships with our business partners;

●	attract, retain, and motivate talented employees;

●	anticipate and adapt to changing market conditions and competitive landscape;

●	manage our future growth;

●	ensure that the performance of our products and services meets client expectations;

●	maintain or improve our operational efficiency;

●	navigate a complex and evolving regulatory environment; and

●	defend ourselves in any legal or regulatory actions against us.

If we fail to address any or all of these risks and challenges, if we fail to educate business partners and customers about the value of our platform and services, if the market for our products and services does not develop as we expect, if we fail to address the needs of our target customers, or if we are not able to effectively tackle other risks and challenges that we may encounter, our business and results of operations may be adversely affected.

If we fail to achieve the content marketing objectives in relation to offline events, we could lose customers.

We mainly offer services to our customers in the area of integrated marketing solutions in Greater China in relation to offline events. In general, the scope of work required in order to achieve the marketing objectives of our customers will be set out in the contract with the customer or in a customer brief before the commencement of a project and may be revised throughout the project, and our integrated marketing solutions services may be fine-tuned with reference to the feedback from the customers.

When we are in charge of a project in order to assist our customers to achieve their content marketing objectives, we may be subject to risks of various unexpected hazards and adverse situations. Some of these risks include, but are not limited to, participant dropout, venue cancellation, technical issues and unexpected weather conditions.

Most of our customers assess our performance mainly based on our effectiveness in achieving their marketing objectives as set out in the scope of work and/or key performance indicators in the contract with the client. If our marketing solutions services fail to achieve the customers’ desired marketing objectives, or if we fail in the projects or events that we organize and/or manage, or if there are any quality issues or accidents which occur during the provision of our services, our customers’ reputation will be adversely affected, which in turn could have a material adverse effect on our relationships with our customers, reputation and revenue, and we may lose customers and the opportunity to be engaged in future projects.

If we fail to provide satisfactory services to address the rapidly evolving market in a timely manner, and if we are not able to implement successful enhancements and new features for our services, we may not be able to attract or retain customers.

Our success depends on our ability to attract or retain customers through the provision of satisfactory services, and to generate recurring business from existing customers. To attract and retain customers, we need to further enrich our service offerings by providing satisfactory services in a cost-effective and timely manner. Furthermore, we need to anticipate and quickly respond to changing customer preferences and development in the market trends. Our ability to provide services is dependent on our industry expertise and innovative ideas and technologies. However, we cannot assure you that the services that we design and develop on our own or together with our business partners will cater to the needs of potential or existing customers, sustain for a period of time that we expect them to, or be welcomed or accepted by the market at all. If we fail to cater to the needs and preferences of our customers or provide satisfactory service in an efficient manner, or our customers cannot find their desired services at attractive prices and terms, they may turn to other channels for their needs, and we may suffer from reduced customer base. If we are unable to grow our customer base or increase customer satisfaction, our business, financial condition, and results of operations may be materially and adversely affected.

Failure to maintain and enlarge our customer base or strengthen customer engagement may adversely affect our business and results of operations.

Our revenue growth depends on our ability to maintain and enlarge our customer base and strengthen customer engagement so that more of our customers will use our products and services more often and contribute to our revenue growth. Our customers may not continue to use our solutions once their existing contract expires or they may not purchase additional solutions from us. This risk is especially apparent in circumstances where it is inexpensive for them to switch service providers. Our ability to maintain and enlarge our customer base and strengthen our customer engagement will depend on many factors, some of which are out of our control, including:

●	our ability to continually innovate our solutions in response to evolving customer demands and expectations and intense market competition;

●	our ability to customize solutions for our customers;

●	customer satisfaction with our solutions, including any new solutions that we may develop, and the competitiveness of our pricing and payment terms; and

●	the effectiveness of our solutions in helping our customers improve efficiency, enhance service quality, and reduce costs.

Economic recessions could have a significant, adverse impact on our business.

Our revenues are generated from marketing service fees and we anticipate that revenues from such marketing services will continue to represent the substantial portion of our total revenues in the near future. Our earnings can also be affected by changes in the general economy.

The marketing industry historically has experienced cyclical fluctuations in financial results due to economic recession, downturns in business cycles of our customers, interest rate fluctuations, and other economic factors beyond our control. Deterioration in the economic environment subjects our business to various risks, which may have a material and adverse impact on our operating results and cause us to not reach our long-term growth goals. For example, a downturn in the economy could directly affect the discretionary spending power of our customers and in turn, depress the number of orders.

Changes in U.S. and international trade policies, particularly with regard to China, may adversely impact our business and operating results.

The U.S. government has recently made statements and taken certain actions that may lead to potential changes to U.S. and international trade policies, including recently-imposed tariffs affecting certain products manufactured in China. It is unknown whether and to what extent new tariffs (or other new laws or regulations) will be adopted, or the effect that any such actions would have on us or our industry and customers, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our services, impact the competitive position of our services or prevent us from being able to expand and provide our services in certain countries. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions, such changes could have an adverse effect on our business, financial condition, results of operations. During the financial year period ended June 30, 2023, we have not been adversely affected by any international trade policies, including recently-imposed tariffs affecting certain products manufactured in China.

Our business, operating results and financial condition could be materially and adversely affected if we fail to obtain and maintain the necessary licenses and related qualifications required by the complex regulatory environment applicable to our business in China.

Our business is subject to governmental supervision and regulation by relevant governmental authorities in China, including but not limited to the State Council, the Ministry of Commerce, the Cyberspace Administration of China and other governmental authorities. These government authorities promulgate and enforce regulations covering various aspects of beauty and e-commerce operations, including licenses and qualification documents for entry into these industries, the scope of permissible business activities, and various business activities. Violations could result in significant penalties for our company, which could affect our licenses and qualification documents and could prevent some of our operations from being conducted properly.

We have obtained beauty business licenses and qualifications to carry out operational activities on SaaS and can operate the general business activities that we currently carry out in China. However, we cannot assure you that we will be able to successfully renew these licenses on an ongoing basis or that these licenses will be sufficient to conduct all of our current or future business.

There is significant uncertainty in the interpretation and implementation of current and future Chinese laws and regulations that may apply to our business operations. For example, in August 2018, the National People’s Congress enacted the E-Commerce Law, which became effective in January 2019. We must cooperate with e-commerce platforms and fully comply with the E-Commerce Law in order to continue to operate on these e-commerce platforms. We cannot assure you that our current business activities will not violate any future laws and regulations or any currently valid laws and regulations as a result of changes in the interpretation of these laws and regulations by the relevant authorities.

The conduct of our multi-platform operations relies on multiple licenses and operating qualifications that we have obtained. If we fail to adapt to any new regulatory requirements, or if any competent governmental authority determines that we are operating our business without any required licenses or approvals, or otherwise fail to comply with applicable regulatory requirements, we may be subject to administrative actions and penalties, including fines, forfeiture of our revenues, revocation of our licenses or permits or, in severe cases, cessation of certain operations. Any such actions could have a material adverse effect on our business, financial condition and operating results.

Risk of our online operations relating to SaaS.

●	Dependency risk: Relating to online SaaS may lead to a concentration of operational risk. Changes in SaaS policies or algorithms may affect the stability and profitability of the business.

●	Competition risk: competition on platforms is intense and the entry of other merchants or the dominance of competitors may adversely affect the business.

●	Compliance risk: operating on SaaS requires compliance with relevant laws and regulations and platform rules, and any violation may result in penalties, including restriction of business or account closure.

●	Brand reputation risk: user reviews and ratings, etc. on the SaaS have a significant impact on the brand image and reputation, and may have an impact on the business in the event of negative reviews.

●	Data security risk: operating on SaaS may need to involve user data, and data leakage or misappropriation may have a negative impact on business and user trust.

●	Technology risk: reliance on SaaS may require adapting to their technological changes, such as adjustments to API interfaces and the release of new functions, etc. Insufficient technological adaptability may have an impact on our business.

●	Transaction risk: transactions on SaaS may involve payment risk, refund risk, etc., and need to be handled carefully to avoid losses.

We may not be able to adequately protect our intellectual property rights, which may adversely affect our business and operations.

Our trademarks, copyrights, domain names, proprietary services and similar intellectual property rights are critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others, to protect our trademarks as well as our proprietary rights. If an unrelated third party were to actually use our trademarks or brands in the future in connection with products or services similar to ours, the general public consumer may become confused and associate any quality issues with the products and services provided to us by such unrelated third party, which would adversely affect our brand image.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be consistently applied due to a lack of clear guidance on statutory interpretation. Our counterparties may breach confidentiality, invention assignment and non-competition agreements, and we may not be able to provide adequate remedies for any such breaches.

We may be accused of infringing the intellectual property rights of others and content restrictions under relevant laws.

External third parties may complain that the content we publish or our products and services infringe their intellectual property rights. For example, we may have liability for copyright or trademark infringement, among other things, in connection with the provision of our operational services, as well as other claims based on the content we publish. As our business continues to grow, the likelihood of intellectual property claims against us increases. Such claims, whether founded or unfounded, could cause us to expend significant financial and administrative resources, generate injunctions against us or pay damages.

Our acquisition activities and other strategic transactions may involve management, integration, operational and financial risks, which may prevent us from realizing the full anticipated benefits of our acquisitions.

We will seek to acquire beauty brands as part of our future growth strategy, and we believe that these acquisitions will strengthen our competitive position in key segments of the beauty market and geographic areas, or accelerate our ability to grow into adjacent product categories, channels and emerging markets, or otherwise cater to our strategy.

However, investments and acquisitions may divert management’s attention from current operations and result in liabilities and expenses in excess of expectations, unidentified issues not identified in due diligence, the use of significant amounts of cash, all of which could dilute the issuance of equity securities, significant amortization expense related to goodwill or intangible assets and exposure to potentially unknown liabilities of the acquired business. We may be required to record a significant charge to operating results if our goodwill or intangible assets become impaired.

Risks to our financial statements brought by exchange rate fluctuations

The Company’s business generates revenues and profits in RMB, which are subsequently converted to U.S. dollars at the average RMB/U.S. dollar exchange rate for the period when the statements are presented; therefore, exchange rate fluctuations will have an impact on the Company’s statements.

II. Risks Relating to Doing Business in China

Our business and financial condition could be materially and adversely affected by a downturn in the Chinese or global economy as well as China’s economic and political policies.

All our business is currently located in mainland China. Accordingly, our business, prospects, financial condition and operating results may be affected to an important extent by the political, economic and social conditions in China as well as the continued economic growth of Hong Kong and China as a whole. The economy of China differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rates, foreign exchange controls and allocation of resources. Although the Chinese economy has experienced significant growth over the past few decades, growth has been uneven both geographically and across sectors of the economy. The Chinese government has taken various measures to encourage economic growth and guide resource allocation. Some of these measures may benefit the Chinese economy as a whole, but at the same time they may have a negative impact on us.

All of our operations are located in China and our business is subject to the complex and rapidly evolving laws and regulations in China

The regulations with which we comply may change rapidly and it is difficult for us or our shareholders to stay on top of them at all times. As a result, the application, interpretation and enforcement of newly arising and existing laws and regulations in mainland China are often uncertain. Furthermore, these laws and regulations may be inconsistently interpreted and applied by different agencies or authorities and may be inconsistent with our current policies and practices. The cost of compliance with new laws, regulations and other governmental directives in mainland China may also be significant, and such compliance or any related inquiries or investigations or any other governmental action may:

●	affect the implementation of our strategy

●	increase our operating costs as a result of negative publicity

●	require significant time and labor costs in China’s domestic policy dynamics

III. Risks Related to Our Securities

Inactive stock trading of the Company

We have had no public offering experience with our common stock, including Class A common stock, prior to this offering. There is a risk that our Class A common stock may not be actively traded in the trading market following the completion of this offering or, if developed, may not be able to maintain a consistently active trading volume. The lack of an active trading market could harm the stock value for investors and your ability to sell your stocks if you wish to do so. An inactive trading market may also impair our ability to raise capital through the sale of our Class A common stock, the formation of strategic partnerships or the acquisition of other complementary products, technologies or businesses in consideration for shares of Class A common stock. In addition, if we fail to meet exchange listing standards, we may be delisted, which would negatively affect the price of our securities.

Risks that our stock price may fluctuate

Each of the following factors could have a material adverse effect on the market price of our common stock, and investors should consider their investments carefully:

●	Fluctuations in our operating results;

●	Negative market publicity;

●	Changes in the recommendations of securities or industry analysts regarding our Company, the industries in which we operate, the securities markets generally and financial market conditions;

●	Regulatory developments affecting our industry;

●	Research and report announcements related to our products or those of our competitors;

●	Changes in the economic performance or market valuations of our competitors;

●	Actual or anticipated fluctuations in our quarterly results;

●	Announcements of new products, acquisitions, strategic relationships, joint ventures or capital commitments by us or our competitors;

●	Additions or departures of our key executives and employees.

(3) Trademark. A trademark is a symbol used to divide the source of a product or service, which can be text, patterns, graphics, colors, etc. Companies can use unique trademarks for the minerals they process so that consumers can identify and identify the company’s products. The registration of a trademark may provide legal protection against the unauthorized use of the same or similar trademark by others.

(4) Copyright. Mining or processing machinery may involve the creation of software programs, algorithms, interface design and other aspects. These creations can be protected by copyright law. After the development of the software, the company can register the source code and related documents to ensure the exclusive rights and interests in these creations.

(5) Industrial design patents. The design of machinery for mining or processing can also be protected by industrial design patents to ensure that other companies do not copy the appearance of the product. Industrial design patents mainly focus on the appearance and shape of the product, and ensure that the company has a competitive advantage in the market through patent protection.

Implications of Our Being an “Emerging Growth Company”

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status (applicability of whole section to be verified)

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company (applicability of whole section to be verified)

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;

●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors; and

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Industry Data and Forecasts

This prospectus contains certain data and information including industry data and information from Frost & Sullivan. Statistical data in these publications also include projections based on a number of assumptions. The content marketing industry in mainland China may not grow at the rate projected by market data, or at all. Failure of our industries to grow at the projected rate may have a material and adverse effect on our subsidiaries’ business and the market price of our Class A Ordinary Shares. In addition, the rapidly changing nature of the content management industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $            million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $            per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $            increase (decrease) in the assumed initial public offering price of $            per share would increase (decrease) the net proceeds to us from this offering by approximately $            million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US$)	Percentage
The development or purchase of intelligent specialized software designed to enhance operational service efficiency and enable business optimization.			%
The increase the Company’s existing sales channels and market expansion.			%
The upgrade of product management and product branding			%
Total project input funds		100%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of June 30, 2024
	Actual	As Adjusted
Shareholder’s Equity:
Ordinary shares, US$ par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.
(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $           per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $            million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $            million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on June 30, 2024 was $            or approximately $            per Ordinary Share. Net tangible book value per Ordinary Share as of June 30, 2024 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2024, will be $            or approximately $            per Ordinary Share. This would result in dilution to investors in this offering of approximately $            per Ordinary Share or approximately            % from the assumed offering price of $            per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $            per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Post- Offering
Assumed public offering price per share
Net tangible book value per share as of June 30, 2024
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 30, 2023, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $4.00 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

The dilution information in this section is presented for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this Offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at pricing.

Changes in Shareholders’ Equity

As of [    ], [    ], 202 [    ], our shareholders’ equity is as follows:

●	Based on historical actuals;

●	Based on adjusted conditions: assuming an initial public offering price of $[ ] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, net of underwriting discounts payable by us, an allowance for non-reimbursable expenses, and estimated offering expenses, on a basis that reflects sales of the [ ] common stock in this offering.

Based on the date of [ ], [ ], 202[ ].
	Actual US$	As Adjusted US$
Shareholders’ Equity
Common Stock
Additional Paid-In Capital
Statutory Reserves
Retained Earnings
Accumulated Other Comprehensive Income
Total Shareholders’ Equity
Total Capitalization

ELECTED COMBINED FINANCIAL AND OPERATING DATA

The following summary presents consolidated balance sheet data as of June 30, 2024 and June 30, 2023 and summary consolidated statements of operations data for the six months ended December 31, 2023 and December 31, 2022, and for the years ended June 30, 2024 and June 30, 2023 have been derived from our audited financial statements included elsewhere in this prospectus. Our combined financial statements are prepared and presented in accordance with GAAP. You should read this “Selected Combined Financial and Operating Data” section together with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus.

For the years ended June 30
	June 30, 2024	June 30, 2023	June 30, 2022
	US$	US$	US$
Statements of Income Data
Total revenue
Total cost of revenue
Total operating expenses
Income from operations
Total other expenses, net
Income before income taxes
Income tax expenses
Net profit
Earnings per ordinary share
Basic and diluted
Weighted average Class B Ordinary Shares outstanding
Basic and diluted

For the years ended June 30
	June 30, 2024	June 30, 2023	June 30, 2022
	US$	US$	US$
Balance Sheet Data
Cash and cash equivalents
Current assets
Total assets
Current liabilities
Total liabilities
Shareholders’ (deficit) equity
Total liabilities and shareholders’ (deficit) equity

Taxation

BVI Taxation

The Company, Yi Yue Digital Technology Group Corporation is incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Star Fashion (BVI) is not subject to tax on income or capital gains. Additionally, upon payments of dividends by us to its shareholders, no BVI withholding tax will be imposed.

The BVI currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the BVI except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the BVI. The BVI is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the BVI.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the BVI and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to BVI income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	individual retirement accounts or other tax-deferred accounts;

●	persons liable for alternative minimum tax;

●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

Hong Kong Taxation

The taxation of income and capital gains of holders of ordinary shares is subject to the laws and practices of Hong Kong and of jurisdictions in which holders of ordinary shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions under Hong Kong law is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in the ordinary shares. Accordingly, each prospective investor (particularly those subject to special tax rules, such as banks, dealers, insurance companies, tax-exempt entities and holders of 10% or more of our voting capital stock) should consult its own tax advisor regarding the tax consequences of an investment in the ordinary shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. There is no reciprocal tax treaty in effect between Hong Kong and the United States.

Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income tax on its foreign-derived income. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any withholding tax in Hong Kong.

I. Tax on Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid by us as a company incorporated in BVI.

II. Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the ordinary shares) unless such sale of property constitutes a transaction in the nature of trade. Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the statutory tax rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. A two-tiered profits tax rates regime applies: 8.25% for corporation and 7.5% for unincorporated businesses and individuals on the first HK$2 million of assessable profit, and 16.5% for corporation and 15.5% for unincorporated businesses and individuals on the remainder of assessable profits. To avoid abuse of the two-tiered tax regime, each group of connected entities can nominate only one entity to apply the two-tiered tax rates. Liability for Hong Kong profits tax may thus arise in respect of trading gains from sales of ordinary shares realized by persons carrying on a business or trading or dealing in securities in Hong Kong.

III. Stamp Duty

Hong Kong stamp duty, currently charged at the rate of HK$1.30 per HK$1,000 or part thereof on the higher of the consideration for or the value of the ordinary shares, will be payable by the purchaser on every purchase and by the seller on every sale of ordinary shares (i.e., a total of HK$2.60 per HK$1,000 or part thereof is currently payable on a typical sale and purchase transaction involving ordinary shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of ordinary shares. If one of the parties to the sale is a non-Hong Kong resident and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty.

IV. Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of ordinary shares whose death occurs on or after February 11, 2006.

PRC

Under the PRC Enterprise Income Tax Law (the “EIT Law”), the standard enterprise income tax rate for domestic enterprises and foreign invested enterprises is 25%. The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely define the location of the “de facto management body “as” the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, property, of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, the Group does not believe that it is likely that its operations outside of the PRC should be considered as a resident enterprise for the PRC tax purposes for the years ended June 30, 2023 and 2024.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●	If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

HOLDING COMPANY STRUCTURE

Yi Yue Digital Technology Group Corporation is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China. As a result, Yi Yue Digital Technology Group Corporation’s ability to pay dividends depends upon dividends paid by our PRC subsidiaries. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

In addition, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Pursuant to the Company Law of the People’s Republic of China, or the PRC Company Law, our PRC subsidiaries are required to make contribution of at least 10% of their after-tax profits calculated in accordance with the PRC GAAP to the statutory common reserve. Contribution is required until the reserve fund has reached 50% of the registered capital of our subsidiaries. Remittance of dividends by our subsidiaries out of PRC is subject to certain procedures with the banks designated by SAFE. Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until it generates accumulated profits and meets the requirements for statutory reserve funds.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fundraising activities to our subsidiaries in PRC only through loans or capital contributions and to the affiliated entities only through loans, in each case subject to the satisfaction of the applicable government registration and approval requirements.

We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We have, from time to time, transferred cash between our PRC subsidiaries to fund their operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between such subsidiaries. As of the date of this prospectus, no cash generated from our PRC subsidiaries has been used to fund operations of any of our non-PRC subsidiaries. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, as long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. See “Regulation — Regulations Related to Foreign Exchange and Dividend Distribution” for details of such procedures.

CRITICAL ACCOUNTING POLICIES, JUDGMENTS AND ESTIMATES

We prepared the consolidated financial statements in accordance with U.S. GAAP. When reviewing our financial statements, you should consider our selection of critical accounting policies, our judgments and other uncertainties affecting our applications of those policies and the sensitivity of reported results to changes of such policies, judgments and uncertainties. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements. You should read the following descriptions of critical accounting policies, judgments and estimates in conjunction with our consolidated financial statements and other disclosures included in this proxy statement/prospectus.

Revenue recognition

Our revenues are mainly generated from marketing campaign planning and execution, offline advertising and online precision marketing.

We recognize revenues pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services, reduced by value added tax (“VAT”). A description of the principal revenue generating activities of Group is as follows:

Marketing campaign planning and Execution

We primarily generate revenues by providing customized marketing campaign planning and execution services upon requests from its customers, including event design, logistics, layout of events, materials preparation, actual event set-up and implementation. During the planning and execution of the events, we choose various contents as the carrier and integrates advertisements into offline events and online videos to achieve marketing purposes. We account for a contract of marketing campaign planning and execution when it has legally enforceable rights and obligations and collectability of consideration is probable. Each contract typically contains one single performance obligation, which is to deliver a successful event, and the contract price is fixed.

For marketing campaign planning and execution, revenue is recognized at a point of time when services are successfully provided (e.g., upon successful carryout of an event), which is indicated by customer’s acknowledgement of completion on such event and activity, online program or video, as the customer neither simultaneously receives and consumes the benefits provided by our performance nor controls an increasingly enhanced asset or an asset with an alternative use to the customer as we perform.

Quantitative and Qualitative Disclosures about Market Risks

Foreign currency risk

The conversion of RMB into foreign currencies shall be subject to relevant laws and regulations. The value of the RMB is subject to changes in central government policies and international economic and political developments that affect supply and demand in the China Foreign Exchange Trading System market of cash and cash equivalents and restricted cash.

Interest rate risk

We are exposed to interest rate risk on our interest-bearing assets and liabilities. As part of our asset and liability risk management, we review and take appropriate steps to manage our interest rate exposures on our interest-bearing assets and liabilities. We have not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the years ended June 30, 2024.

Inflation risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross profit margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We monitor receivable balances on an ongoing basis and our exposure to bad debts is not significant.

INDUSTRY OVERVIEW

Unless otherwise noted, all the information and data presented in this section have been derived from the industry report from Frost & Sullivan commissioned by us in October 2023 entitled “Independent Market Research on content marketing industry and precision marketing industry” (the “Frost & Sullivan Report”). Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of Content Marketing Market in the PRC

Content marketing mainly refers to content-oriented marketing activities, mainly including marketing campaign planning and execution and offline advertising. Marketing campaign planning and execution refers to the process that includes researching, planning, and executing an event. Offline advertising refers to different marketing activities through media and formats including out-of-home advertising, print ads, TV and radio ads, etc.

The market size of content marketing has experienced fluctuations in the past five years, growing from RMB286.3 billion in 2017 to RMB312.0 billion in 2022 at a CAGR of 1.7%. From 2017 to 2019, the overall content marketing market went through stable growth due to the continuous growth of cultural and entertainment consumption of Chinese citizens. The COVID-19 pandemic has led to massive suspension of offline activities, so the market size has represented a downward trend in 2020. As the effective measures taken by the government, the pandemic has been controlled in the PRC in 2021, and the market has bounced back at RMB317.9 billion. However, the spread of Omicron in 2022 has again led to lots of lockdowns in the PRC, and the market size of content marketing market has declined to RMB312.0 billion in 2022.

Market Drivers of precision marketing market in the PRC

Enlarging number of internet and mobile internet users.

The improving digital infrastructure, along with the increasing affordability of mobile devices, have substantially optimized mobile broadband experience. Mobile internet applications have flourished in domestic marketing, covering the daily learning, work, and lifestyle needs of internet users, allowing users to become more accustomed to using mobile devices to share and obtain information, conduct entertainment activities, etc., which further contributes to the surge in mobile traffic. The number of mobile internet users in the PRC saw an increase, from 752.7 million in 2017 to 1,065.0 million in 2022, representing a CAGR of 7.2%. The penetration rate of mobile internet users in total internet users increased from around 53.8% in 2017 to around 75.4% in 2022, thus promoting the development of the precision marketing market in the PRC.

Changing shopping habits.

The fast-paced growth of e-commerce is rapidly changing consumers’ shopping habits in the PRC. For example, live-streaming e-commerce is gaining popularity as a new shopping platform, supported by innovative online channels and the accelerated shift toward online consumption. Thus, with the expanding online consumption group, brand owners and retailers have increased investments in the online channel and digital marketing budgets, and have a larger demand for precision marketing to promote their brands or products online.

Technical enhancement.

Due to the continuous enhancement of technology such as 5G, big data, cloud computing, artificial intelligence, etc., precision marketing can be conducted more effectively. Through intelligent algorithms on the Internet, brands and media can better match. Companies can establish accurate data systems based on their own positioning, quantify target markets, infer approximate customer characteristics from massive consumption data, and after certain data processing, ultimately depict a segmented and quantitative consumer portrait, analyze customer purchasing power, closely connect customers, products, and the market, and carry out precision marketing activities supported by data.

Market Drivers of content marketing market in the PRC

Prosperity of economy in the PRC.

Economic prosperity is the most crucial growth foundation for the content marketing industry. In markets with rapid growth and technological innovation, companies often concentrate on acquiring new users to expand their market share. Consequently, the demand for advertising is also rapidly increasing. At the same time, in societies with robust economic growth, the entertainment and cultural needs of people also tend to rise alongside their purchasing power, thereby aiding in the rapid growth of the content marketing industry. The nominal GDP per capita in the PRC has grown from RMB59.6 thousand in 2017 to RMB85.7 thousand in 2022 at a CAGR of approximately 7.5% and is expected to reach RMB116.9 thousand in 2027 at a CAGR of roughly 6.4% from 2022 to 2027, which is beneficial to the development of content marketing industry.

Iteration of advertising formats.

Along with the iterating cultural and entertainment forms, the content marketing industry constantly updates to adapt to new formats, such as IP-related activities and the metaverse. The IP industry in China is constantly developing since the improving awareness of copyright in society, and many newforms of activities have emerged, such as online short video activities, IP co-branding activities, offline pop-up stores, etc. The metaverse has been a hot topic in recent years, and metaverse marketing is gradually becoming an important component of enterprise marketing strategies. With the growing new formats of the content marketing industry, the market is estimated to keep growing.

New technology empowering.

With the continuous development of digital technology, marketing companies will apply more new technology to bring more innovation to the content marketing industry. Digitalization will better help marketing companies to track, record, and manage advertising strategies, improving work efficiency. Besides, new technology tools, such as big data analysis, can help companies better analyze the effectiveness of marketing strategies in real-time, thereby adjusting marketing strategies dynamically and maximizing the promotion effect of events or campaigns.

Applying more advanced technology.

Marketing companies will apply more digital tools and technologies, such as artificial intelligence, big data, virtual reality, augmented reality, 5G/6G, etc. to improve the advertising effect. For instance, artificial intelligence will help reduce the labor workload of collecting and analyzing information. Big data can help marketing companies to better understand and capture consumers’ preferences. The development of virtual reality and augmented reality can provide more interactive and innovative content for customers. Besides, driven by the continuous innovation and upgrading construction of network infrastructure, 5G technology also greatly improves marketing efficiency through its high speed and low latency characteristics. Overall, content marketing will apply more advanced technology in the future to improve work efficiency and enhance the advertising effect.

Our COrporate Structure and history

I. Our History

Shenzhen Yi Yue Digital Technology Co., Ltd (“Shenzhen Yi Yue”) is a SaaS service provider in beautiy industry, founded on Sep 13, 2021, awarded as a national high-tech enterprise. Shenzhen Yi Yue focused on improving the store management and marketing efficiency of beauty industry stores, so as to enhance the competitiveness of those stores. The management system emphasized the two functions of “store management” and “customer marketing”. On the one hand, by constructing digital and standardized business process management, the internal and external coordination efficiency is improved and reduce the operating cost; on the other hand, by providing a variety of efficient and practical marketing methods and tools, help stores to better expand, lock, retain and improve, and quickly improve performance and profitability. After more than 3 years of technical and business precipitation, the company has been recognized as an industrial leader.

II. Our Corporate Structure

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Competitive Advantage

We believe that the extensive experience of our management team in brand incubation, brand operation and brand attraction gives us the following differentiating advantages in our future development:

●	Full-platform operation and development capability

●	Professional services in keeping up with market trends

●	Standardized supply chain and processing plants

●	Brand incubation and store expansion experience

●	Social media promotional advantages

●	Mature product and service system

Company Business Growth Strategy

The Company will communicate the brand message through various channels and media, such as actively promoting the expansion of omni-channel marketing, and accelerating the auditory and visual reach of To B and To C to attract more business partners and consumers.

The Company will promote the scale growth of the brand by attracting more partners to join or cooperate, expanding investment channels and expanding the scale of the supply chain, so as to enhance the competitiveness of the brand.

The Company will also work to optimize its SaaS products and digital services for brands, as well as full operation management SOPs. These solutions can help brands improve operational efficiency and management and adapt to the trend of digital transformation.

The Company is also considering deepening its supply chain to better manage it and increase the level of control over it to ensure product quality and consistency, on-time deliveries, and cost reductions to enhance the Company’s agility and sustainability.

BUSINESS

Overview

We are a beauty SaaS service provider with professional operation planning capability, investment promotion capability and supply chain support capability. The Company possesses experienced managers and operation teams with successful experience in operating beauty chain brands. With the empowerment of external multi-channel platform resources, the Company is able to provide brands with planning, full-case operation services and store implementation services.

Through adopting “Overall Product Operation Model”, the Company offers beauty industry physical stores free access to Yi Yue SaaS system. Our company places great emphasis on user experience and word-of-mouth, which attracts a large number of merchants to use our system. All of our digital’s intelligent cashier, management system, marketing system, and store management system software are free. This way, merchants can choose the business software they need based on their own store management requirements. Additionally, our digital service provides a wealth of monetization tools, monetization projects, thousands of selected SKUs, as well as marketing strategies and operational plans, making merchants more willing and better able to use the products provided by the company. We are committed to providing an exceptional user experience.

Our systems are deeply loved by merchants and effectively help them manage their businesses more simply and profit more easily. We firmly believe that the quality beauty lifestyle is not only about the quality of our products and services, but also about our responsibility and care for our brands, society and the environment. Through the provision of quality products and services, we are committed to meeting the needs of brands and consumers, and creating a pleasant and convenient experience of deep-diving into the beauty industry.

The Company hare comprehensive cooperation with China hairdressing association, Shenzhen good dalai information technology co., ltd., China national personnel training network, hua an insurance, silver state insurance, grace, charity federation, Guangxi, Fuzhou, Guizhou CCTV gala modelling Institutes, the council for the promotion of rural revitalization, the royal tribute supply chain management co., ltd., Hong Kong intellectual property exchange and etc. At the same time is tencent, alibaba, TikTok, Meituan service providers and many beauty industry and big health industry chain brand.

Our Mission

The Company is committed to become China’s first-class beauty chain brand service provider, to provide the brand of the planning and operation, investment, supply chain and other beauty industry chain services, as well as to offer consumers with quality beauty lifestyle. We aspire to be an industry leader, and through continuous innovation and professional services, we provide our customers with comprehensive support and solutions to help them achieve business growth and long-term success. We are committed to building strong relationships and becoming our customers’ most trusted partner in building outstanding brands and business achievements.

After the chain development of beauty brands, some of the brands are limited by capital or scale of operation, which makes it difficult for them to obtain more mature scale by building their own central stores. The supply chain advantages of our Company can provide the beauty brands with ingredients and meals of consistent taste in a mass-produced and standardized way, and reduce the manpower costs of the beauty brands.

Our Competitive Strengths

Our five-core competitive strengths are:

1.	time-tested SaaS service application,

2.	Synergetic growth across multiple industries,

3.	Scientific and advanced management ideas and layered talent pool,

4.	Leading market strategy,

5.	Brand influence and social responsibility.

Our Challenges

1.	The services sectors are faced with the risk of labor force loss or change, the solution to which is to improve the talent training and pooling system;

2.	In the post-COVID era, individual consumption is downscaling;

3.	Cash-flow-related risks of our directly-operated and self-funded projects;

MANAGEMENT

The following table sets forth information about our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Zhuoren FENG	41	Chairman of the Board, Chief Executive Officer
Qing WANG	55	Chief Financial Officer, Director
Jiangguang DUAN	43	Independent Director
Yong LI	50	Independent Director
Xing LI	34	Chief Operating Officer

The business experience of each of our directors and executive officers is summarized below:

Mr. Renzhuo FENG is the Chairman of the Board and CEO, specializes in strategic planning and corporate management, and has extensive experience in multi-departmental collaborative work. Mr. Renzhuo FENG has been the Chairman and CEO of Shenzhen Yi Yue Digital Technology Co., Ltd since 2021. With the mission of “Let people have more leisure time”, he started entrepreneurship and founded Shenzhen Yi Yue group. Mr. Renzhuo FENG studied Chinese studies and inspired by Tao Teh King, after understanding the way of “following nature”. Combined his work experience and the entrepreneurship challenge, he proposed to “let all people have more leisure time, return to family, return to life and return to self” from 2013 to 2017. Mr.Renzhuo FENG was an entrepreneur during the year of 2008 and the year of 2012. He was an IT manager in Fuzhou City Second Hospital from 2003 to 2008. He was a Technology Engineer in Fujian Shida Group from 2001 to 2003. He obtained a college diploma from Fujian Normal University.

Ms. Qing WANG is CFO and director. Ms. Wang was employed by Hong Kong Jisen Technology Co., Ltd, responsible for corporate accounting in 1992. From 1995 to 1998, Ms. Wang was employed in Nanhua Group Company in Zhaoqing city, Guangdong province, as the deputy manager of the branch department, mainly responsible for the financial work. She was employed as the project manager of Shenzhen Caixin Accounting Firm from 2001 to 2002. She was employed as the financial manager of Shenzhen Jinhong Trading Co., Ltd from 2003 to 2007.She served as general manager of Shenzhen Yida Financial Consulting Management Co., Ltd. from 2009 to 2018. She joined in Shenzhen Yiyou Network Technology Co., Ltd on December 2018. She was successively appointed as the financial consultant, chief supervisor and supervisor of Shenzhen Private Enterprise Chamber of Commerce, Shenzhen Tea Circulation Association, Shenzhen Federation of Industry and Commerce (General Chamber of Commerce), Shenzhen Entrepreneurs Federation, Shenzhen Longgang Financial Chamber of Commerce and other business associations. Ms Wang studied in the EMBA CEO Class of Peking University with the courses in Management Accounting, MCC Teacher Class, Professional Quality Teacher Training, Psychological Consultant, Human Resource Manager Training and etc from 2016 to 2018. She was appointed as the vice president of the Avenue Sinology Research Institute of Shenzhen Traditional Culture Research Association on March 2017. She was elected as the chairman of the first China-ASEAN Excellent Traditional Culture Promotion Association on August 2018.

Mr. Jiagguang DUAN will be our independent director upon effectiveness of this registration statement. In 2011, he was the general manager of Shenzhen Guangzhou Zhen Construction Engineering Co., Ltd. From 2013 to 2017, Mr. Duan was appointed as the General Manager of Shenzhen Hongde World Pension Investment Management Co., Ltd. Since 2017, Mr. Duand has been the Deputy General Manager and the investment Director of Shenzhen Zhongming High-tech Information Industry Co., Ltd., a subsidiary of a listed Company with stock ticker 300177. Mr. Duan gained a bachelor degree.

Mr. Yong LI will be our independent director upon effectiveness of this registration statement. Mr. Yong Li was awarded as a National first-class hairdressing technician, a senior appraiser, a national senior makeup artist. Mr. LI entered CCTV in 2000, and participated in the behind-the-scenes makeup of the Spring Festival Gala in 2004. He has been working in the Spring Festival Gala for 18 years. As a makeup artist, he worked for Turanduo, directed by Zhang Yimo in In 1998, Film Song Opera in 2005, Turanduo, directed by Chen Xinyi in 2008, “Teahouse” Human Art Theater in 2009, and Sichuan edition drama Teahouse in 2018. 2013.05-2016.03 Operation Manager of Shenzhen Pufang Limin Co., LTD

Mr. Xing LI appointed as COO in Shenzhen Yi Yue on July 2022. Mr. Xing LI has more than ten years work experiences in the practice and management in digital technology market. He uses strong logical thinking to repeatedly verify the operation mode. At the same time, he has experience in Internet related segmentation operation and short video operation, such as product management, user interaction, activity operation, advertising strategy, data analysis and etc. Mr. Xing LI appointed the director of Community Operation of Shenzhen Tencent Computer System Co., Ltd from Sep. 2021 to July 2022. He was the director of Network Promotion of Comfort Travel Agency Co., Ltd. March 2016 to May 2020. He was Website Operation Manager in user operation of Xingmei Holding Group Co., Ltd. From March 2016 to May 2020. Mr. Xing LI used to be a director of Network Promotion of Comfort Travel Agency Co., Ltd May 2013 to March 2016. Mr. Xing LI has the title of CCNA and a bachelor degree.

Board of Directors

Our board of directors will consist of directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the England requirements in lieu of many of the Nasdaq corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

PRINCIPAL SHAREHOLDERS

The following table sets forth the shares and percentage ownership of shares held by the Company’s officers, directors, director nominees and beneficial owners of 5% or more of its common stock as of the date of this prospectus.

The Company has determined beneficial ownership in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who have sole or shared voting or investment power over those securities. Such person is also deemed to be the beneficial owner of any security, which is entitled to receive beneficial ownership of such security within 60 days. Unless otherwise stated, the persons identified in this table shall have sole voting and investment power with respect to all shares beneficially owned by them under applicable community property laws.

The calculations in the table below assume that there are [    ] shares of common stock outstanding prior to this offering. For purposes of calculating the percentage of ownership after the IPO, the Company also assumes that the Company will issue [    ] shares of Class A common stock pursuant to this IPO.

	Before the Offering			After the Offering
Shareholder	Number of shares held	Shareholding ratio		Number of shares held	Shareholding ratio
Renzhuo FENG	[ ]		%	[ ]
Qing WANG	[ ]		%	[ ]
Shuiqing GUAN	[ ]		%	[ ]
Jianguang DUAN	[ ]		%	[ ]
Yong LI	[ ]		%	[ ]

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:

DESCRIPTION OF SHARE CAPITAL

We are a BVI exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the BVI, which is referred to as the Companies Act below, and the common law of the BVI.

As of the date of this prospectus, our authorized share capital is US$   , divided into Ordinary Shares, with a par value of US$    each. All of our shares to be issued in the offering will be issued as fully paid. There are Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have not received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “YYDT”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares will be V-Stock.

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by BVI law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not BVI residents may freely hold and vote their shares.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the China as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the BVI may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the BVI, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a BVI exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under BVI law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under BVI law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the BVI but conducts business mainly outside of the BVI may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the BVI;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but un-issued shares, to the extent available, from time to time as our board of directors shall determine.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

TAXATION

The following summary contains a description of the material U.S. federal income tax and Hong Kong tax and BVI tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the BVI and regulations thereunder as of the date hereof, which are subject to change.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with, as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to percent ( %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions (%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $        . Such accountable out-of-pocket expenses include no more than $        in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $        and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $        , background checks expenses not to exceed $        , and DTC eligibility fees and expenses not to exceed $        . We have paid to $        in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $        .

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

EXHIBIT INDEX

Exhibit No.	Exhibit
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, State of China on August 21, 2024.

Renzhuo FENG

By:	/s/ Renzhuo FENG
Name:	Renzhuo FENG
Title:	Chairman of the Board, CEO

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Renzhuo FENG, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Renzhuo FENG	CEO and Chairman of the Board	August 21, 2024
Renzhuo FENG

/s/ Qing WANG	CFO and Director	August 21, 2024
Qing WANG